EXHIBIT 10.6
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                      [LETTERHEAD OF WEINER'S STORES, INC.]

           December 10, 1999

           Mr. Michael S. Marcus
           6303 Gabrielle Canyon Court
           Katy, Texas 77450

           Dear Mr. Marcus:

                      This letter (this "Agreement") sets forth the terms of your offer of employment with Weiner's Stores, Inc. (the "Company"):

           1. Your current base salary is at the rate of $110,000 annually, less payroll tax deductions required by law, payable at such times and in accordance with the Company's standard payroll practices for employees of the Company.

           2. You shall also be entitled to participate in such employee benefit plans, policies or programs as the Company may maintain for its employees generally, as such plans, policies or programs may be adopted, modified or terminated from time to time in the Company's sole discretion. In addition, effective as of February 1, 2000, the Company shall pay or cause to be paid, or waive or reimburse you for, any costs or contributions otherwise payable by you as a condition to participation in the Company's medical plan or hospitalization plan, other than such deductible, co-payment or similar amounts as may be provided in any such plan, as any such plan or program may be adopted, modified or terminated from time to time in the Company's sole discretion.

           3. You shall be entitled to an annualized vacation allotment of 3 weeks per year, without reduction in your salary, to be taken at such times as may be consistent with the needs of the Company.

           4. In accordance with the Company's policies as they may be amended from time to time, you shall be reimbursed for any necessary business expenses upon submission of appropriate documentation.

           5. If (a) the Company does not offer to renew your employment with the Company by December 2, 2002 and you remain continually employed by the Company, in accordance with this Agreement until January 31, 2003 (the "Termination Date") or (b) the Company terminates your employment for any reason other than cause prior to the Termination Date, then, within twenty (20) days after (i) the Termination Date, in the case of clause (a), or (ii) the date of such termination, in the case of clause (b), you shall be entitled to a payment equal to six months of your then current base salary. You shall not be entitled to any other payments or benefits from the Company upon the termination of your employment, other than such payments or benefits


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           expressly provided in any written agreement or employee benefit plan.
           If the Company terminates your employment for cause or if you should resign for any reason, you shall not be entitled to any payments or benefits under this Agreement as severance pay or otherwise. For purposes of this Agreement, "cause" shall mean conduct by you constituting (i) fraud; (ii) material dishonesty relating to the conduct of the business of the Company or dishonesty which does not relate to the conduct of the business of the Company which adversely affects the Company or your ability to carry out the business of the Company; (iii) willful and material breach of any of the provisions or covenants of this Agreement; (iv) willful gross neglect or willful gross misconduct in carrying out your duties as an employee resulting, in either case, in material economic harm to the Company;
           (v) embezzlement; (vi) chronic alcoholism or chronic drug dependency that in either case precludes your performing your duties contemplated herein; or (vii) the conviction of or plea or guilty or nolo contendere to a felony, or any crime involving securities or commodities laws violations or moral turpitude.

           6. During your employment and for one (1) year following the termination of your employment, you shall not, directly or indirectly, solicit or induce any employee of the Company to terminate his or her employment for any purpose, including, without limitation, in order to enter into employment with any entity which competes with any business conducted by the Company. During your employment and for all time following the termination of your employment, you shall not, directly or indirectly, furnish or make accessible to any person, firm, or corporation or other business entity, whether or not he, she, or it competes with the business of the Company, any trade secret, technical data, or know-how acquired by you during your employment by the Company which relates to the business practices, methods, processes, equipment, or other confidential or secret aspects of the business of the Company without the prior written consent from the Company, unless such information is or hereafter may become in the public domain other than by being divulged or made accessible by you in breach of this provision, or which is demonstrated by you to the Company's reasonable satisfaction to be known by you prior to the disclosure to you by the Company, or which is or may hereafter be disclosed by the Company to third parties without similar restrictions on disclosure or use, or which is required to be disclosed pursuant to governmental or judicial process or procedure. The provisions of this paragraph 6 shall be in full force and effect in each state in the United States where the Company carries on business at any time during your employment and for one (1) year following the termination of your employment. You hereby acknowledge that your services are of a special, unique and extraordinary character and your position with the Company places you in a position of confidence and trust with the clients and employees of the Company, and that in connection with your services to the Company, you will have access to confidential information vital to the Company's businesses. You further acknowledge that in view of the nature of the business in which the Company is engaged, the foregoing restrictive covenants in this paragraph 6 are reasonable and necessary in order to protect the legitimate interests of the Company and that violation thereof would result in irreparable injury to the Company. Accordingly, you hereby consent and agree that if you violate or threaten to violate any of the provisions of this paragraph 6, the Company would sustain irreparable harm and, therefore, the Company shall be entitled to obtain from any court of


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           competent jurisdiction, without the posting any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which the Company may be entitled.

           7. Your relationship to the Company during your employment shall be that of an employee at-will. Thus, both you and the Company each may terminate the employment relationship at any time with or without notice.

           8. This Agreement sets forth all of the terms of your employment, and supersedes all prior agreements, oral or written, relating to your employment by the Company or the termination thereof, and may not be modified except by a writing, signed by you and by the Chief Executive Officer of the Company. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its choice of law rules. Subject in all respects to the provisions set forth in paragraph 7, this Agreement shall terminate on the Termination Date; provided that paragraph 6 and this paragraph 8 shall survive any termination of this Agreement.

                     If you agree that the above sets forth your understanding of our offer regarding the terms and conditions of your employment, please sign this Agreement in the space provided below and return it to me.

                                           Very truly yours,


                                           /s/ Raymond J. Miller
                                           --------------------------
                                           Raymond J. Miller
                                           Executive Vice President,
                                           Chief Operating Officer &
                                           Chief Financial Officer

           Accepted and Agreed:


           /s/ Michael S. Marcus
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           Michael S. Marcus

           Date:  12/16/99


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